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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                         First Defiance Financial Corp.
             (Exact name of registrant as specified in its Charter)

               Ohio                                       34-1803915
---------------------------------           ------------------------------------
  (State or other jurisdiction              (I.R.S. Employer Identification No.)
of incorporation or organization)

           601 Clinton Street
              Defiance, Ohio                               43512
----------------------------------------    ------------------------------------
(Address of Principal Executive Offices)                 (Zip Code)

                         First Defiance Financial Corp.
                      2005 Stock Option and Incentive Plan
                      ------------------------------------
                            (Full title of the plan)

                           William J. Small, President
                         First Defiance Financial Corp.
                               601 Clinton Street
                              Defiance, Ohio 43512
                     ---------------------------------------
                     (Name and address of agent for service)

                                 (419) 782-5015
          -------------------------------------------------------------
          (Telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE

   Title of                   Proposed maximum   Proposed maximum     Amount of
securities to   Amount to be   offering price   Aggregate offering  registration
be registered    Registered       per share            price             fee
--------------------------------------------------------------------------------
Common Shares,    351,000            $*            $10,407,150*       $1,224.92
$.01 par value



* The offering price of the 351,000 shares, which have been reserved for the future grant of options, has been determined for the purposes of calculating the registration fee pursuant to 17 C.F.R. ss.230.457(h) to be $29.65 per share as of July 27, 2005.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.  Plan Information

         Not filed as part of this Registration Statement pursuant to Note to
         Part 1 of Form S-8.

Item 2.  Registrant Information and Employee Plan Annual Information.

         Not filed as part of this Registration Statement pursuant to Note to
         Part 1 of Form S-8.


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  Incorporation of Documents by Reference.
         ---------------------------------------

         The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2004, filed with the Securities and Exchange Commission (the Commission) on March 16, 2005, and all other documents filed with the Commission pursuant to the requirements of Sections 13(a) or 15(d) of the Securities Exchange Act of 1934 (Exchange Act) since December 31, 2004, are hereby incorporated by reference.

         The description of the Registrant's common stock contained in Registrant's Registration Statement on Form S-1 (File No. 33-93354), filed with the Commission on June 9, 1995, is hereby incorporated by reference.

         All documents which may be filed with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall also be deemed to be incorporated herein by reference and to be made a part hereof from the date of filing such documents.

ITEM 4.  Description of Securities.
         -------------------------

         Not applicable.

ITEM 5.  Interests of Named Experts and Counsel.
         --------------------------------------

         None.

ITEM 6.  Indemnification of Directors and Officers.
         -----------------------------------------

         A. Division (E) of Section 1701.13 of the Ohio Revised Code governs indemnification by a corporation and provides as follows:

(E)      (1)      A corporation may indemnify or agree to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, other than an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, member, manager, or agent of another corporation, domestic or foreign, nonprofit or for profit, a limited liability company, or a partnership, joint venture, trust, or other enterprise, against expenses, including attorney's fees, judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit, or proceeding, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if he had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

         (2) A corporation may indemnify or agree to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending, or completed action or suit by or in the right of the corporation to procure a judgment in its favor, by reason of the fact that he is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, member, manager, or agent of another corporation, domestic or foreign, nonprofit or for profit, a limited liability company, or a partnership, joint venture, trust, or other enterprise, against expenses, including attorney's fees, actually and reasonably incurred by him in connection with the defense or settlement of such action or suit, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any of the following:

                  (a) Any claim, issue, or matter as to which such person is adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless, and only to the extent that, the court of common pleas or the court in which such action or suit was brought determines, upon application, that, despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court of common pleas or such other court shall deem proper;

                  (b) Any action or suit in which the only liability asserted against a director is pursuant to section 1701.95 of the Revised Code.

         (3) To the extent that a director, trustee, officer, employee, member, manager, or agent has been successful on the merits or otherwise in defense of any action, suit, or proceeding referred to in division (E)(1) or (2) of this section, or in defense of any claim, issue, or matter therein, he shall be indemnified against expenses, including attorney's fees, actually and reasonably incurred by him in connection with the action, suit, or proceeding.

         (4) Any indemnification under division (E)(1) or (2) of this section, unless ordered by a court, shall be made by the corporation only as authorized in the specific case, upon a determination that indemnification of the director, trustee, officer, employee, member, manager, or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in division (E)(1) or (2) of this section.

                  Such determination shall be made as follows:

                  (a) By a majority vote of a quorum consisting of directors of the indemnifying corporation who were not and are not parties to or threatened with the action, suit, or proceeding referred to in division
                           (E)(1) or (2) of this section;

                  (b)      If the quorum described in division (E)(4)(a) of this
                           section is not obtainable or if a majority vote of a quorum of disinterested directors so directs, in a written opinion by independent legal counsel other than an attorney, or a firm having associated with it an attorney, who has been retained by or who has performed services for the corporation or any person to be indemnified within the past five years;

                  (c)      By the shareholders;

                  (d) By the court of common pleas or the court in which the action, suit, or proceeding referred to in division (E)(1) or (2) of this section was brought.

         Any determination made by the disinterested directors under division
         (E)(4)(a) or by independent legal counsel under division (E)(4)(b) of this section shall be promptly communicated to the person who threatened or brought the action or suit by or in the right of the corporation under division (E)(2) of this section, and, within ten days after receipt of such notification, such person shall have the right to petition the court of common pleas or the court in which such action or suit was brought to review the reasonableness of such determination.

         (5)      (a)      Unless at the time of a director's act or omission
                           that is the subject of an action, suit, or proceeding referred to in division (E)(1) or (2) of this section, the articles or the regulations of a corporation state, by specific reference to this division, that the provisions of this division do not apply to the corporation and unless the only liability asserted against a director in an action, suit, or proceeding referred to in division (E)(1) or
                           (2) of this section is pursuant to section 1701.95 of the Revised Code, expenses, including attorney's fees, incurred by a director in defending the action, suit, or proceeding shall be paid by the corporation as they are incurred, in advance of the final disposition of the action, suit, or proceeding, upon receipt of an undertaking by or on behalf of the director in which he agrees to do both of the following:

                           (i) Repay such amount if it is proved by clear and convincing evidence in a court of competent jurisdiction that his action or failure to act involved an act or omission undertaken with deliberate intent to cause injury to the corporation or undertaken with reckless disregard for the best interests of the corporation;

                           (ii) Reasonably cooperate with the corporation concerning the action, suit, or proceeding.

                  (b) Expenses, including attorney's fees, incurred by a director, trustee, officer, employee, member, manager, or agent in defending any action, suit, or proceeding referred to in division (E)(1) or (2) of this section, may be paid by the corporation as they are incurred, in advance of the final disposition of the action, suit, or proceeding, as authorized by the directors in the specific case, upon receipt of an undertaking by or on behalf of the director, trustee, officer, employee, member, manager, or agent to repay such amount, if it ultimately is determined that he is not entitled to be indemnified by the corporation.

         (6) The indemnification authorized by this section shall not be exclusive of, and shall be in addition to, any other rights granted to those seeking indemnification under the articles, the regulations, any agreement, a vote of shareholders or disinterested directors, or otherwise, both as to action in their official capacities and as to action in another capacity while holding their offices or positions, and shall continue as to a person who has ceased to be a director, trustee, officer, employee, member, manager, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

         (7) A corporation may purchase and maintain insurance or furnish similar protection, including, but not limited to, trust funds, letters of credit, or self-insurance, on behalf of or for any person who is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, member, manager, or agent of another corporation, domestic or foreign, nonprofit or for profit, a limited liability company, or a partnership, joint venture, trust, or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under this section. Insurance may be purchased from or maintained with a person in which the corporation has a financial interest.

         (8) The authority of a corporation to indemnify persons pursuant to division (E)(1) or (2) of this section does not limit the payment of expenses as they are incurred, indemnification, insurance, or other protection that may be provided pursuant to divisions (E)(5), (6), and (7) of this section. Divisions
                  (E)(1) and (2) of this section do not create any obligation to repay or return payments made by the corporation pursuant to division (E)(5), (6), or (7).

         (9) As used in division (E) of this section, "corporation" includes all constituent entities in a consolidation or merger and the new or surviving corporation, so that any person who is or was a director, officer, employee, trustee, member, manager, or agent of such a constituent entity, or is or was serving at the request of such constituent entity as a director, trustee, officer, employee, member, manager, or agent of another corporation, domestic or foreign, nonprofit or for profit, a limited liability company, or a partnership, joint venture, trust, or other enterprise, shall stand in the same position under this section with respect to the new or surviving corporation as he would if he had served the new or surviving corporation in the same capacity.

                  B. Article VII of the Registrant's Articles of Incorporation governs indemnification by the Registrant and provides as follows:

                  The Corporation shall indemnify any person who was or is a party or is threatened to be made a party, to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, including actions by or in the right of the Corporation, by reason of the fact that such person is or was a director, officer, employee, or agent of the Corporation, or is or was serving at the request of the Corporation as a director, trustee, officer, employee, member, manager, or agent of another corporation, a limited liability company, or a partnership, joint venture, trust, or other enterprise, against expenses, including attorney's fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit, or proceeding to the full extent permissible under Ohio law.

ITEM 7.  Exemption from Registration Claimed.
         -----------------------------------

         Not applicable.

ITEM 8.  Exhibits.
         --------

         See the Exhibit Index attached hereto.

ITEM 9.  Undertakings.
         ------------

         A.       Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i)      To include any prospectus required by
                                    Section 10(a)(3) of the Securities Act of
                                    1933;

                           (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                                    (iii)    To include any material information
                                             with respect to the plan of
                                             distribution not previously
                                             disclosed in the registration
                                             statement or any material change to
                                             such information in the
                                             registration statement;

                                             Provided, however, That paragraphs
                                             (a)(1)(i)and (a)(1)(ii) of this
                                             section do not apply if the
                                             registration statement is on Form
                                             S-3, Form S-8 or Form F-3, and the
                                             informationrequired to be included
                                             in a post-effective amendment by
                                             those paragraphs is contained in
                                             periodic reports filed with or
                                             furnished to the Commission by the
                                             Registrant pursuant to section 13
                                             or section 15(d) of the Securities
                                             Exchange Act of 1934, that are
                                             incorporated by reference in the
                                             registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         B. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Defiance, State of Ohio, on July 18, 2005.


                                FIRST DEFIANCE FINANCIAL CORP.


                                By: /s/ William J. Small
                                    --------------------------------------------
                                    William J. Small, Chairman, President and
                                        Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

         Signature                 Title                           Date
         ---------                 -----                           ----


/s/ John C. Wahl                   Executive Vice President        July 18, 2005
------------------------------     and Chief Financial Officer
John C. Wahl


/s/ James L. Rohrs                 Director and Executive          July 18, 2005
------------------------------     Vice President
James L. Rohrs


/s/ Don C. Van Brackel             Director and Vice Chairman      July 18, 2005
------------------------------
Don C. Van Brackel


/s/ John L. Bookmyer               Director                        July 18, 2005
------------------------------
John L. Bookmyer


/s/ Stephen L. Boomer              Director                        July 18, 2005
------------------------------
Stephen L. Boomer


/s/ Douglas A. Burgei              Director                        July 18, 2005
------------------------------
Douglas A. Burgei


                                   Director                        July 18, 2005
------------------------------
Peter A. Diehl


/s/ John U. Fauster, III           Director                        July 18, 2005
------------------------------
John U. Fauster, III

/s/ Dwain I. Metzger               Director                        July 18, 2005
------------------------------
Dwain I. Metzger


/s/ Gerald W. Monnin               Director                        July 18, 2005
------------------------------
Gerald W. Monnin


/s/ Thomas A. Voigt                Director                        July 18, 2005
------------------------------
Thomas A. Voigt

                                  EXHIBIT INDEX
                                  -------------


Exhibit No.   Description                              Location
-----------   -----------                              --------

4.1           First Defiance Financial Corp.           Included herewith.
              2005 Stock Option and Incentive Plan

4.2           Articles of Incorporation                Incorporated herein by
                                                       reference to Exhibit 3.1
                                                       in the Registrant's Form
                                                       S-1 (File No. 33-93354).

4.3           Code of Regulations                      Incorporated herein by
                                                       reference to Exhibit 3.2
                                                       in the Registrant's
                                                       Form S-1 (File No.
                                                       33-93354).

5             Opinion of Vorys, Sater, Seymour         Included herewith.
              and Pease LLP as to legality

23.1          Consent of Ernst & Young LLP             Included herewith.

23.2          Consent of Vorys, Sater, Seymour         Included herewith in
              and Pease LLP                            Exhibit 5.

                                   EXHIBIT 4.1

                         FIRST DEFIANCE FINANCIAL CORP.
                      2005 STOCK OPTION AND INCENTIVE PLAN


         1. Purpose. The purpose of the First Defiance Financial Corp. 2005 Stock Option and Incentive Plan (this "Plan") is to promote and advance the interests of First Defiance Financial Corp. (the "Company") and its shareholders by enabling the Company to reward directors and employees of the Company and any Subsidiary (hereinafter defined), and to strengthen the mutuality of interests between the directors and employees and the Company's shareholders by providing directors and employees with a proprietary interest in pursuing the long-term growth, profitability and financial success of the Company.

         2. Definitions. For purposes of this Plan, the following terms shall have the meanings set forth below:

                  (a) "Board" means the Board of Directors of the Company.

                  (b) "Code" means the Internal Revenue Code of 1986, as amended, or any successor thereto, together with rules, regulations and interpretations promulgated thereunder.

                  (c) "Committee" means the Committee of the Board constituted as provided in Section 3 of this Plan.

                  (d) "Common Shares" means the common shares, $0.01 par value per share, of the Company or any security of the Company issued in substitution, in exchange or in lieu thereof.

                  (e) "Company" means First Defiance Financial Corp., an Ohio corporation, or any successor corporation.

                  (f) "Employment" means regular employment with the Company or a Subsidiary and does not include service as a director only.

                  (g) "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any successor statute.

                  (h) "Fair Market Value" shall be determined as follows:

                           (i) If the Common Shares are quoted on The Nasdaq
                  Stock Market at the date of the grant of the Stock Option, then the Fair Market Value shall be the mean between the closing bid and closing asked quotation for a Common Share on the grant date on The Nasdaq Stock Market.

                           (ii) If the Common Shares are traded on a national
                  securities exchange at the time of grant of the Stock Option, then the Fair Market Value shall be the average of the highest and the lowest selling price on such exchange on the date such Stock Option is granted or, if there were no sales on such date, then on the next prior business day on which there was a sale.

                           (iii) If the Common Shares are not traded on a
                  national securities exchange or quoted on The Nasdaq Stock Market, then the Fair Market Value shall be as determined by the Committee.

                  (i) "Incentive Stock Option" means any Stock Option that is intended to be and is specifically designated as an "incentive stock option" within the meaning of Section 422 of the Code.

                  (j) "Non-Qualified Stock Option" means any Stock Option that is not specifically designated as an Incentive Stock Option.

                  (k) "Participant" means an employee or director of the Company or a Subsidiary who is granted a Stock Option under this Plan. For the purposes of the granting of any Incentive Stock Option under this Plan, the term "Participant" shall include only employees of the Company or a Subsidiary.

                  (l) "Plan" means the First Defiance Financial Corp. 2005 Stock Option and Incentive Plan, as set forth herein and as it may be hereafter amended from time to time.

                  (m) "Stock Option" means an award to purchase Common Shares granted pursuant to the provisions of Section 6 of this Plan.

                  (n) "Subsidiary" means any corporation or entity in which the Company directly or indirectly controls 50% or more of the total voting power of such corporation or entity and includes, without limitation, First Federal Bank of the Midwest and First Insurance and Investments, Inc.

                  (o) "Terminated for Cause" means any removal of a director or discharge of an employee for the personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of a material provision of any law, rule or regulation (other than traffic violations or similar offenses) or a material violation of a final cease-and-desist order or for any other action of a director or employee which results in a substantial financial loss to the Company or a Subsidiary.

         3. Administration.

                  (a) This Plan shall be administered by the Committee to be comprised of not fewer than three of the members of the Board. The members of the Committee shall be appointed from time to time by the Board. Members of the Committee shall serve at the pleasure of the Board, and the Board may from time to time remove members from, or add members to, the Committee. A majority of the members of the Committee shall constitute a quorum for the transaction of business. An action approved in writing by all of the members of the Committee then serving shall be as effective as if the action had been taken by unanimous vote at a meeting duly called and held. Notwithstanding the foregoing, if, at the time a Stock Option is granted, the Committee includes directors who are also employees of the Company, the grant of the Stock Option must be approved by the entire Board.

                  (b) The Committee is authorized to construe and interpret this Plan and to make all other determinations necessary or advisable for the administration of this Plan. The Committee may designate persons other than members of the Committee to carry out its responsibilities under such conditions and limitations as it may prescribe. Any determination, decision or action of the Committee in connection with the construction, interpretation, administration or application of this Plan shall be final, conclusive and binding upon all persons participating in this Plan and any person validly claiming under or through persons participating in this Plan. The Company shall effect the granting of Stock Options under this Plan, in accordance with the determinations made by the Committee, by execution of instruments in writing in a form approved by the Committee.

         4. Duration of, and Common Shares Subject to, this Plan.

                  (a) Term. This Plan shall terminate on the date which is ten
         (10) years from the effective date of the Plan, except with respect to Stock Options then outstanding.

                  (b) Common Shares Subject to Plan. Common Shares that may be issued under this Plan may be either authorized and unissued shares or issued shares which have been reacquired by the Company. No fractional shares shall be issued under this Plan. The maximum number of Common Shares that may be issued pursuant to Stock Options granted under this Plan, subject to adjustment as provided in Section 10 of this Plan, shall be 351,000 Common Shares. If any Stock Options are forfeited, terminated or exchanged for other Stock Options, or expire unexercised, the Common Shares which were subject to such Stock Options shall again be available for Stock Options under this Plan to the extent of such forfeiture, termination or expiration.

         5. Eligibility and Grants. Persons eligible for Stock Options under this Plan shall consist of directors and employees of the Company or a Subsidiary whose performance or potential contribution, in the judgment of the Committee, will benefit the future success of the Company or a Subsidiary. In selecting the directors and employees to whom Stock Options will be awarded and the number of shares subject to such Stock Options, the Committee shall consider the position, duties and responsibilities of the directors and employees, the value of their services to the Company and the Subsidiaries and any other factors the Committee may deem relevant.

         6. Stock Options.

                  (a) Grant. Stock Options granted under this Plan may be in the form of Incentive Stock Options or Non-Qualified Stock Options, and such Stock Options shall be subject to the terms and conditions set forth in this Plan, shall be in such form as the Committee may from time to time approve and shall contain such additional terms and conditions as the Committee shall deem desirable, not inconsistent with the express provisions of the Plan.

                  (b) Stock Option Price. The per share exercise price of a Stock Option shall be determined by the Committee at the time of grant; provided, however, that in no event shall the exercise price of a Stock Option be less than 100% of the Fair Market Value of the Common Shares on the date of the grant of such Stock Option. Notwithstanding the foregoing, in the case of a Participant who owns Common Shares representing more than 10% of the outstanding Common Shares at the time an Incentive Stock Option is granted, the exercise price shall in no event be less than 110% of the Fair Market Value of the Common Shares at the time such Incentive Stock Option is granted.

                  (c) Stock Option Terms. Subject to the right of the Company to provide for earlier termination in the event of any merger, acquisition or consolidation involving the Company, the term of each Stock Option shall be fixed by the Committee; provided, however, that the term of Incentive Stock Options will not exceed ten years after the date the Incentive Stock Option is granted; provided further, however, that in the case of a Participant who owns a number of Common Shares representing more than 10% of the Common Shares outstanding at the time the Incentive Stock Option is granted, the term of the Incentive Stock Option shall not exceed five years.

                  (d) Exercisability. Exercisability of Stock Options shall be determined by the Committee at the time of grant. With respect to Incentive Stock Options granted under this Plan, to the extent the aggregate Fair Market Value (determined as of the date the Incentive Stock Option is granted) of the number of shares with respect to which Incentive Stock Options are exercisable under all plans of the Company or a Subsidiary for the first time by a Participant during any calendar year exceeds $100,000, or such other limit as may be required by the Code, such Stock Options shall be Non-Qualified Stock Options to the extent of such excess.

                  (e) Method of Exercise. A Stock Option may be exercised, in whole or in part, by giving written notice of exercise to the Company specifying the number of Common Shares to be purchased. Such notice shall be accompanied by payment in full of the purchase price in cash or, if acceptable to the Committee in its sole discretion, in Common Shares already owned by the Participant, or by surrendering outstanding Stock Options. The Committee may also permit Participants, either on a selective or aggregate basis, simultaneously to exercise Stock Options and sell Common Shares thereby acquired, pursuant to a brokerage or similar arrangement approved in advance by the Committee, and use the proceeds from such sale as payment of the purchase price of such shares. In such event, the Committee may permit the exercise price to be paid as soon as practicable after exercise.

         7. Termination and Change of Control.

                  (a) General rule. Except as otherwise provided in paragraph
         (b) or (c) of this Section 7, any Stock Option which has not yet become exercisable shall terminate and be of no further force or effect when any Participant who was a director ceases to be a director of the Company or any Subsidiary or when any Participant who was an employee ceases to be an employee of the Company or any Subsidiary, and, unless the Committee shall specifically state otherwise at the time a Stock Option is granted or thereafter, any Stock Option which has become exercisable shall terminate if it is not exercised within three months of the termination of Board membership or Employment, as applicable.

                  (b) Death, Disability or Retirement. Unless the Committee shall specifically state otherwise at the time a Stock Option is granted, all Stock Options granted under this Plan shall become exercisable in full on the date of termination of a Participant's Employment or directorship with the Company or a Subsidiary because of his or her death, disability or retirement. Further, unless the Committee shall specifically state otherwise at the time a Stock Option is granted or thereafter, all Stock Options shall terminate if not exercised within 12 months of the Participant's death or disability or within five years of the Participant's retirement. Notwithstanding the foregoing, any option intended to qualify as an Incentive Stock Option must be exercised within three months of a Participant's retirement.

                  (c) Termination for Cause. Unless the Committee shall specifically state otherwise at the time a Stock Option is granted, in the event the Employment or the directorship of a Participant is Terminated for Cause, any Stock Option that has not been exercised shall thereupon terminate and be of no further force or effect.

                  (d) Change of Control All outstanding Stock Options shall become immediately exercisable in the event of a change in control of the Company, as determined by the Committee. For purposes of this
         Section 7, "change in control" shall mean the acquisition, directly or indirectly, of the beneficial ownership (within the meaning of the term "beneficial ownership" as defined under Section 13(d) of the Exchange Act and the rules promulgated thereunder) of 25% or more of the outstanding voting securities of the Company by any person, trust, entity or group.

         8. Non-transferability of Stock Options. No Stock Option under this Plan, and no rights or interests therein, shall be assignable or transferable by a Participant except by will or the laws of descent and distribution. During the lifetime of a Participant, Stock Options are exercisable only by, and payments in settlement of Stock Options will be payable only to, the Participant or his or her legal representative.

         9. No Limitation on Certain Corporate Actions. The existence of this Plan and the Stock Options granted hereunder shall not affect or restrict in any way the right or power of the Board or the shareholders of the Company to make or authorize the following: any adjustment, recapitalization, reorganization or other change in the Company's capital structure or its business; any merger, acquisition or consolidation of the Company; any issuance of bonds, debentures, preferred or prior preference stocks ahead of or affecting the Company's capital stock or the rights thereof; the dissolution or liquidation of the Company or any sale or transfer of all or any part of its assets or business; or any other corporate act or proceeding, including any merger or acquisition which would result in the exchange of cash, stock of another company or options to purchase the stock of another company for any Stock Option outstanding at the time of such corporate transaction or which would involve the termination of all Stock Options outstanding at the time of such corporate transaction.

         10. Adjustments Upon Changes in Capitalization. In the event of any change in capitalization affecting the Common Shares of the Company, such as a stock dividend, stock split, recapitalization, merger, consolidation, spin-off, split-up, combination or exchange of shares or other form of reorganization, or any other change affecting the Common Shares, including a distribution (other than normal cash dividends) of company assets to shareholders, such proportionate adjustments, if any, as the Board in its discretion may deem appropriate to reflect such change shall be made with respect to the aggregate number of Common Shares for which Stock Options in respect thereof may be granted under this Plan, the maximum number of Common Shares which may be sold or awarded to any Participant, the number of Common Shares covered by each outstanding Stock Option, and the exercise price per share in respect of outstanding Stock Options.

         11. Amendment and Termination of this Plan. Without further approval of the shareholders, the Board may at any time terminate this Plan, or may amend it from time to time in such respects as the Board may deem advisable, except that the Board may not, without approval of the shareholders, make any amendment which would (a) increase the aggregate number of Common Shares that may be issued under this Plan (except for adjustments pursuant to Section 10 of this Plan), (b) materially modify the requirements as to eligibility for participation in this Plan, or (c) materially increase the benefits accruing to Participants under this Plan. Notwithstanding the foregoing, the Board may amend this Plan to take into account changes in applicable securities, federal income tax and other applicable laws.

         12. Modification of Options. The Board may authorize the Committee to direct the execution of an instrument providing for the modification of any outstanding Stock Option which the Board believes to be in the best interests of the Company; provided, however, that no such modification, extension or renewal shall confer on the holder of such Stock Option any right or benefit which could not be conferred on him or her by the grant of a new Stock Option at such time and shall not materially decrease the Participant's benefits under the Stock Option without the consent of the holder of the Stock Option, except as otherwise permitted under this Plan.

         13. Miscellaneous.

                  (a) Tax Withholding. The Company shall have the right to deduct from any settlement, including the delivery of Common Shares, made under this Plan any federal, state or local taxes of any kind required by law to be withheld with respect to such payments or to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for the payment of such taxes. If Common Shares are used to satisfy tax withholding, such shares shall be valued based on the Fair Market Value when the tax withholding is required to be made.

                  (b) No Right to Employment. Neither the adoption of this Plan nor the granting of any Stock Option shall confer upon any employee of the Company or a Subsidiary any right to continued Employment with the Company or a Subsidiary, as the case may be, nor shall it interfere in any way with the right of the Company or a Subsidiary to terminate the Employment of any of its employees at any time, with or without cause.

                  (c) Annulment of Stock Options. The grant of any Stock Option payable in Common Shares is provisional until the Participant becomes entitled to the certificate in settlement thereof. In the event the Employment or the directorship of a Participant is Terminated for Cause, any Stock Option which is provisional shall be annulled as of the date of such termination.

                  (d) Other Company Benefit and Compensation Programs. Payments and other benefits received by a Participant under a Stock Option made pursuant to this Plan shall not be deemed a part of a Participant's regular, recurring compensation for purposes of the termination, indemnity or severance pay law of any country and shall not be included in, nor have any effect on, the determination of benefits under any other employee benefit plan or similar arrangement provided by the Company or a Subsidiary unless expressly so provided by such other plan or arrangement, or except where the Committee expressly determines that a Stock Option or portion of a Stock Option should be included to accurately reflect competitive compensation practices or to recognize that a Stock Option has been made in lieu of a portion of competitive annual cash compensation. Stock Options under this Plan may be made in combination with or in tandem with, or as alternatives to, grants, stock options or payments under any other plans of the Company or a Subsidiary. This Plan notwithstanding, the Company or any Subsidiary may adopt such other compensation programs and additional compensation arrangements as it deems necessary to attract, retain and reward directors and employees for their service with the Company and its Subsidiaries.

                  (e) Securities Law Restrictions. No Common Shares shall be issued under this Plan unless counsel for the Company shall be satisfied that such issuance will be in compliance with applicable federal and state securities laws. Certificates for Common Shares delivered under this Plan may be subject to such stop-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Common Shares are then listed, and any applicable federal or state securities law. The Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

                  (f) Stock Option Agreement. Each Participant receiving a Stock Option under this Plan shall enter into an agreement with the Company in a form specified by the Committee agreeing to the terms and conditions of the Stock Option and such related matters as the Committee shall, in its sole discretion, determine.

                  (g) Cost of Plan. The costs and expenses of administering this Plan shall be borne by the Company.

                  (h) Governing Law. This Plan and all actions taken hereunder shall be governed by and construed in accordance with the laws of the State of Ohio.

                  (i) Effective Date. This Plan shall be effective upon approval by the shareholders of the Company.

                                    EXHIBIT 5

                               Opinion of Counsel



                                  July 29, 2005



Board of Directors
First Defiance Financial Corp.
601 Clinton Street
Defiance, Ohio  43512

Gentlemen:

         We have acted as counsel for First Defiance Financial Corp., an Ohio corporation (the "Company"), in connection with the proposed issuance and sale of the common shares of the Company, par value $.01 per share (the "Common Shares"), upon the exercise of options granted to purchase such Common Shares pursuant to the First Defiance Financial Corp. 2005 Stock Option and Incentive Plan (the "Plan"). In accordance with the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, a Registration Statement on Form S-8 describing the Plan will be filed with the Securities and Exchange Commission on or about August 2, 2005(the "Registration Statement"), for the purpose of registering the 351,000 Common Shares that are reserved for issuance under the Plan.

         In connection with this opinion, we have examined an original or copy of, and have relied upon the accuracy of, without independent verification or investigation, (a) the Registration Statement; (b) the Company's Articles of Incorporation, as amended, as certified by the Secretary of the Company; (c) the Bylaws of the Company, as amended, as certified by the Secretary of the Company;
(d) the resolutions adopted by the Board of Directors of the Company on February 21, 2005, as certified by the Secretary of the Company; (e) the Certificate of the Inspector of Election for the meeting of the shareholders of the Company held on April 19, 2005; and (f) such other representations of the Company and its officers as we have deemed relevant.

         In our examinations, we have assumed the genuineness of all signatures, the conformity to original documents of all documents submitted to us as copies and the authenticity of such originals. We have also assumed the due preparation of share certificates and compliance with applicable federal and state securities laws.

         Based solely upon and subject to the foregoing and the further qualifications and limitations set forth below, as of the date hereof, we are of the opinion that after the Common Shares shall have been issued by the Company upon the exercise of the options and payment therefor in full in the manner provided in the Plan and in the Registration Statement (when it becomes effective), such Common Shares issued upon the exercise of such options will be validly issued, fully paid and non-assessable.

         This opinion is limited to the federal laws of the United States and to the laws of the State of Ohio having effect as of the date hereof. This opinion is furnished by us solely for the benefit of the Company in connection with the offering of the Common Shares and the filing of the Registration Statements and any amendments thereto. This opinion may not be relied upon by any other person or assigned, quoted or otherwise used without our specific written consent.

         We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us in the Registration Statement.

                                         Very truly yours,

                                         /s/ Vorys, Sater, Seymour and Pease LLP

                                         VORYS, SATER, SEYMOUR AND PEASE LLP